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                                                                    Exhibit 23.2


                         Independent Auditors' Consent


The Board of Directors
The Reader's Digest Association, Inc.

We consent to the use of our report, dated July 25, 2003, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                       KPMG LLP

New York, New York
September 11, 2003